Exhibit 99.2
AdvanceMed Corporation
(formerly a wholly owned subsidiary
of Computer Sciences Corporation)

Independent Auditors’ Report
To the Board of Directors
AdvanceMed Corporation
Fairfax, Virginia
We have audited the accompanying balance sheet of the AdvanceMed Corporation (“the Company”) (formerly a wholly owned subsidiary of Computer Sciences Corporation) as of April 1, 2011, and the related statements of operations, former parent’s equity and comprehensive income, and cash flows for the year ended April 1, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the financial position of AdvanceMed Corporation (formerly a wholly owned subsidiary of Computer Sciences Corporation) as of April 1, 2011, and the results of its operations and its cash flows for the year ended April 1, 2011, in conformity with accounting principles generally accepted in the United States of America.
As described in Notes 1 and 2, the accompanying financial statements have been prepared from the separate records maintained by Computer Sciences Corporation and such financial statements may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated entity. Certain assets, liabilities and expenses represent allocations of investments and costs from Computer Sciences Corporation.
DELOITTE & TOUCHE LLP
June 16, 2011
McLean, Virginia

AdvanceMed Corporation
(formerly a wholly owned subsidiary of Computer Sciences Corporation)
Balance Sheet as of April 1, 2011

Current Assets
Cash and Cash Equivalents	$—
Accounts Receivable, net	17,128,225
Prepaid Expenses and Other Current Assets	180,439

Total Current Assets	17,308,664

Property, Plant and Equipment
Property, Plant and Equipment	7,665,836
Less: Accumulated Depreciation	(1,619,879)

Property, Plant & Equipment, net	6,045,957

Goodwill	12,759,860
Customer Intangible — Net	131,620

Total Assets	$36,246,101

Current Liabilities
Accounts Payable	$1,287,896
Accrued Expenses	2,599,497
Other Current Liabilities	110,106
Accrued and Deferred Income Taxes	1,326,426
Accrued Employee Compensation	2,507,268

Total Current Liabilities	7,831,193

Long-Term Liabilities
Long Term Rent Escalation Liability	398,327
Other Long Term Liabilities	35,918
Pension and Other Postretirement Employee Benefits Liability	630,725
Deferred Income Taxes	705,826

Total Long -Term Liabilities	1,770,796

Commitments and Contingencies (See Notes 9, 10 and 12)

Total Liabilities	9,601,989

Former Parent’s Equity
Common Stock ($1.00 par value, 100 shares issued and outstanding)	100
Capital Contributed by Computer Sciences Corporation	26,071,566
Accumulated Other Comprehensive Loss	(838,273)
Retained Earnings	1,410,719

Total Former Parent’s Equity	26,644,112

Total Liabilities & Former Parent’s Equity	$36,246,101

See notes to financial statements.

AdvanceMed Corporation
(formerly a wholly owned subsidiary of Computer Sciences Corporation)
Statement of Operations for the Year Ended April 1, 2011

Revenue	$54,135,417
Cost of Sales	51,348,603
Other General and Administrative Expenses	446,467

Income Before Taxes	2,340,347

Provision for Income Taxes	929,628

Net Income	$1,410,719

See notes to financial statements.
AdvanceMed Corporation
(formerly a wholly owned subsidiary of Computer Sciences Corporation)
Statement of Former Parent’s Equity
and Comprehensive Income
For the Year Ended April 1, 2011

				Accumulated
	Former Parent’s			Other
	Net Investment		Contributed	Comprehensive	Retained
	in Business Unit	Common Stock	Capital	Loss	Earnings	Total
April 2, 2010
CSC’s Net Investment in Business Unit	$10,288,655	$—	$—	$—	$—	$10,288,655

Capitalization Items:
Issuance of Common Stock and Intercompany Account Contributed by CSC	(11,071,454)	100	13,311,706			2,240,352
Allocation of Goodwill			12,759,860			12,759,860
Beginning of Fiscal Year Accumulated Other Comprehensive Income Allocated by CSC	782,799			(782,799)		—
Change in Defined Benefit Amounts, net of tax				(55,474)		(55,474)
Net Income for the Fiscal Year					1,410,719	1,410,719

Comprehensive Income						1,355,245

Balance as of April 1, 2011	$—	$100	$26,071,566	$(838,273)	$1,410,719	$26,644,112

See notes to financial statements.

AdvanceMed Corporation
(formerly a wholly owned subsidiary of Computer Sciences Corporation)
Statement of Cash Flows
For the Year Ended April 1, 2011

Cash flows from operating activities:
Net Income	$1,410,719
Add: Depreciation & Amortization	1,538,564
Provision for losses on accounts receivable	44,998
Deferred Taxes	129,288
Changes in assets and liabilities
Decrease (increase) in accounts receivable	(4,837,662)
Decrease (increase) in prepaid expenses	30,425
Increase (decrease) in accounts payable and accruals	2,894,047
Increase (decrease) in income tax payable & deferred taxes	1,029,952

Net cash provided by operating activities	$2,240,331

Cash flows from investing activities:
Purchases of property, plant, and equipment	$(4,073,190)
Purchased and internally developed software	(289,952)

Net cash used in investing activities	$(4,363,142)

Cash flows from financing activities:
Cash Contributed by Computer Sciences Corporation	2,122,811

Net cash provided by financing activities	$2,122,811

Net change in cash and cash equivalents during year	—
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$—

Non-cash investing and financing activities:
Transfers of Property from the Former Parent, net	$117,541
See notes to financial statements.

AdvanceMed Corporation
(formerly a wholly owned subsidiary of Computer Sciences Corporation)
Notes to Financial Statements
For the Year Ended April 1, 2011
Note 1 — Business Overview
On April 1, 2011, Computer Sciences Corporation divested of its AdvanceMed Corporation subsidiary (“AdvanceMed Corporation” or “AdvanceMed” or “the Business”). For purposes of these financial statements, as of April 1, 2011, AdvanceMed Corporation is a former wholly owned subsidiary of Computer Sciences Corporation. As part of the preparation of these financial statements, certain assets, liabilities, and contracts were carved out of Computer Sciences Corporation’s North American Public Sector’s accounting records.
AdvanceMed is a provider of healthcare program integrity services to enable government agencies to detect and prevent fraud, waste and abuse in their benefit programs. AdvanceMed primarily supports the U.S. Centers for Medicare and Medicaid Services. Its services include reviewing and assessing beneficiary complaints to identify potential fraud; investigating fraud cases to obtain evidence for potential legal or administrative actions; performing medical reviews to determine whether the medical records show evidence of fraud; conducting data analysis to detect potential fraud cases from pre and post payment perspective; delivering provider education; and identifying and establishing pre-payment controls to identify potential fraud before processing claims payments.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The financial statements and footnotes reflect the historical results of AdvanceMed Corporation, formerly a wholly owned subsidiary of Computer Sciences Corporation (“CSC” or “the Former Parent”). AdvanceMed has no investments in business entities.
The accompanying financial statements present, in conformity with accounting principles generally accepted in the United States of America (GAAP), the assets, liabilities, revenues, and expenses, comprehensive income, and cash flows related to the operations of AdvanceMed on an historical basis.
The statement of operations includes all revenues and costs directly attributable to AdvanceMed, including costs for certain functions and services directly charged or allocated to AdvanceMed, but performed by centralized CSC organizations. Specific identifiable costs and expenses incurred by the Former Parent on behalf of AdvanceMed are recognized in the accompanying financial statements within the appropriate expense categories. Overhead costs and pooled expenses incurred by the Former Parent on behalf of AdvanceMed are allocated to AdvanceMed utilizing various methods. See further discussion of these costs in Note 3.
All of the allocations in the financial statements are based on assumptions that management believes are reasonable under the circumstances and represent management’s best estimates. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted had AdvanceMed been operated as a separate stand-alone entity. For purposes of preparing these financial statements, an applicable portion of CSC’s unfunded pension and other post retirement benefit obligations and the related accumulated other comprehensive income, have been allocated to AdvanceMed. However, in connection with the sale of AdvanceMed to NCI, Inc. described in Note 15, no portion of CSC’s unfunded pension and other postretirement benefit obligations, and the related accumulated other comprehensive income, is being acquired or assumed by NCI, Inc.
Related-Party Transactions
Net accounts receivable and accounts payable between AdvanceMed and CSC or its operations or subsidiaries have been reflected in Former Parent’s equity as capital contributed by Computer Sciences Corporation in the accompanying statement of financial position.
In fiscal year 2011 AdvanceMed received services from CSC in the following areas: Accounting, Accounts Payable, Billings/Cash Collections, Computer Systems, Employee Benefits, Legal, Facilities Management, Government Compliance, Human Resources, Payroll, Procurement, Risk Management, Travel, Treasury, and other services. Expenses, amounting to $20,119,837 including unallowable costs related to the services received by AdvanceMed, were allocated from the Former Parent’s books to AdvanceMed’s financial statements. AdvanceMed recorded the costs of these services as expense with a corresponding credit to capital contributed by Computer Sciences Corporation.

Note 2 — Summary of Significant Accounting Policies (continued)
Use of Estimates
GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Amounts subject to significant judgments and estimates are, depreciable lives of fixed assets, revenue recognition, allocations of assets, liabilities and costs from Computer Sciences Corporation, cash flows used in the evaluation of impairment of intangible assets, the collectability of receivables, and the calculation and allocation of funded status of pension obligations.
Revenue Recognition
Substantially all of AdvanceMed’s revenue is derived from services provided to the Federal Government. AdvanceMed provides these services primarily under cost-reimbursable contracts. Revenues are recognized when persuasive evidence of an arrangement exists, services or products have been provided to the client, the sales price is fixed or determinable, and collectability is reasonably assured.
For cost-reimbursable contracts, revenue is recorded at the time costs are incurred and associated fees are recognized when probable and estimable by applying the estimated fee factor to costs as incurred, such factor being determined by the contract provisions and prior experience.
Certain contracts contain provision for cost and/or performance incentives. Such incentives are included in sales when amount can be reasonably determined and realization is probable. Amounts representing contract change orders are included in sales only when they can be reliably estimated and realization is probable.
Substantially all revenue for AdvanceMed is derived from services provided to the U.S. Centers for Medicare and Medicaid Services, part of the U.S. Department of Health and Human Services.
General and Administrative Expenses
In accordance with industry practice and regulations that govern the cost accounting requirements for government contracts, most general and administrative expenses are considered allowable and allocable to government contracts. These costs are allocated to contracts-in-progress on a systematic basis and are included as an element of cost of sales in AdvanceMed’s statement of operations. These indirect costs are allocated to contracts by a three-factor formula that includes revenue, gross payroll and average net book value.
Income Taxes
Historically the results of AdvanceMed have been included in the federal and state tax returns of CSC. Income tax expense and other tax-related information contained in these financial statements are presented as if AdvanceMed filed its own tax returns on a stand-alone basis and were based on the prevailing statutory rates for U.S. Federal income taxes and the composite state income tax rate for AdvanceMed.
Accounting for income taxes requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. AdvanceMed maintains valuation allowances when, based on the weight of available evidence, it is more likely than not that all or a portion of a deferred tax asset will not be realized. Determinations of the expected realization of deferred tax assets and the need for any valuation allowance were evaluated based upon the stand-alone financial attributes of AdvanceMed, and no valuation allowance was deemed necessary as of April 1, 2011.
AdvanceMed recognizes uncertain tax positions in the financial statements when it is more likely than not that the tax position will be sustained upon examination. Uncertain tax positions are measured based on the probabilities that the uncertain tax position will be realized upon final settlement. As of April 1, 2011, AdvanceMed has no significant uncertain tax positions.
Current income tax liabilities were assumed to be immediately settled by CSC and have been relieved through the capital contributed by Computer Sciences Corporation line item.
Cash and Cash Equivalents
AdvanceMed considers cash on deposit and all highly liquid investments with original maturities of 3 months or less to be cash and cash equivalents.
Receivables
Receivables consist of amounts billed and currently due from customers, and amounts earned but unbilled. The billable receivables included in the Accounts Receivable, net line item, represent primarily revenue earned in the final month of the reporting period, and total $6,736,220. Receivables are recorded at face amount, less an allowance for doubtful accounts. As of April 1, 2011 our allowance for doubtful accounts was $244,998.

Note 2 — Summary of Significant Accounting Policies (continued)
Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets primarily consist of prepaid insurance. Prepaid expense are amortized to cost of services over the period to which such costs relate
Property and Equipment, Depreciation and Amortization
Property, equipment and leasehold improvements are recorded at cost. The cost of property and equipment, less applicable residual values, is depreciated using the straight-line method. Depreciation commences when the specific asset is complete, installed and ready for normal use. The AdvanceMed’s depreciation and amortization periods are as follows:

Property and Equipment
Computers and Related Equipment	3 to 5 years
Furniture and Other Equipment	2 to 10 years
Leasehold Improvements	Shorter of lease term or useful life
Software	2 to 12 years
Leases
AdvanceMed is contractually committed to various operating leases. Some lease agreements contain incentives for tenant improvements, rent holidays, or rent escalation clauses. For incentives for tenant improvements attributable to the Business, AdvanceMed records a deferred rent liability and amortizes the deferred rent over the lease term as a reduction to rent expense. For rent holiday and rent escalation clauses during the lease term, AdvanceMed records the minimum rental expense on a straight line basis over the term of the lease. For purposes of amortizing lease incentives, AdvanceMed begins amortization upon the right to access the facility and make improvements.
Goodwill and Intangible Assets
During the fiscal year 2011, AdvanceMed became a separate reporting unit of the Former Parent. The goodwill assigned to AdvanceMed of $12,759,860 is based on the relative fair value of AdvanceMed in comparison to the estimated fair value of the CSC reporting unit in which its operations were included. Impairment tests are performed at least annually and more often if circumstances require. The most recent annual impairment test was performed in February 2011 with no indications of impairment. In performing the annual impairment test, AdvanceMed considered the NCI acquisition price of $62 million in determining its fair value. Intangible assets consist of acquisition-related contracts and are amortized over the expected backlog life based on projected cash flows from fiscal year 2003 through fiscal year 2012. Amortization expense for these intangible assets was $444,545 during the year ended April 1, 2011.
Self-Insurance Accruals
AdvanceMed participates in a CSC sponsored self-insured group medical insurance plan and these financial statements include an allocation of expenses and accruals attributed to AdvanceMed employees participating in the plan. The plan is designed to provide a specified level of coverage for employees and their dependents. CSC estimates expenses and the required liability of such claims utilizing actuarial methods based on various assumptions, which include, but are not limited to CSC’s historical loss experience and projected loss development factors. Related self insurance accruals include amounts related to the liability for reported claims and an estimated accrual for claims incurred but not reported.
Workers’ Compensation
AdvanceMed is subject to federal and state workers’ compensation laws. AdvanceMed maintains a deductible based, insured workers’ compensation plan. AdvanceMed estimates the required liability for such claims and premium funding requirements on an undiscounted basis utilizing actuarial methods based on various assumptions, which include, but are not limited to, our historical loss experience and projected loss development factors as compiled in an annual actuarial study. Related accruals include amounts related to the liability for reported claims and an estimated accrual for claims incurred but not reported. The workers’ compensation liability on an undiscounted basis is $78,677 as of April 1, 2011.
Pension and Post Retirement Benefits
Eligible AdvanceMed employees are covered by the Former Parent-sponsored defined benefit pension plans and an employee is also covered by a postretirement healthcare plan. Participating employees are eligible for benefits at age 65. The pension and postretirement liabilities recognized as of April 1, 2011 were derived by determining the projected benefit obligation (“PBO”) for participating employees as of April 1, 2011. Pension assets were allocated to AdvanceMed based on the ratio of the PBO for AdvanceMed employees to the total PBO for the CSC plan. The defined benefit pension plan was amended on May 20, 2009 to freeze the future accrual of benefits for participants effective July 10, 2009.

Note 2 — Summary of Significant Accounting Policies (continued)
CSC also sponsors a 401(k) defined contribution plan in which most AdvanceMed employees are eligible to participate. For the year ended April 1, 2011, AdvanceMed incurred expenses of $515,167, related to its matching of employee contributions.
Accumulated Other Comprehensive Loss
The components of accumulated other comprehensive loss as of April 1, 2011, are as follows:

Unamortized benefit plan costs—net of tax effects of $544,410 as of April 1, 2011	$(838,273)

Total accumulated comprehensive loss	$(838,273)

Nature of Business and Concentration Risk
AdvanceMed derives substantially all of its revenues from a single customer, U.S. Centers for Medicare and Medicaid Services.
Note 3 — Corporate Costs and Other Costs
Allocated Corporate Costs and Other Costs
CSC provides certain services to AdvanceMed and incurs expenses on behalf of AdvanceMed. The costs are financed and considered immediately settled between CSC and AdvanceMed and are recorded as capital contributed by Computer Sciences Corporation. These support allocations are generally included in AdvanceMed’s cost pools and are allocated to AdvanceMed’s contracts, unless specifically prohibited by the Federal Acquisition Regulations. These costs are generally 1) allocated to AdvanceMed’s contracts using a three-factor formula that considers AdvanceMed’s relative amount of revenues, payroll, and net book value; and 2) fall into one of three categories:
Management and Support Services Costs—these costs include functional costs such as finance, tax, treasury, risk management, legal, internal audit, human resources, employee benefits administration, and other administrative services.
Shared Service and Infrastructure Costs—these costs include information technology support, systems maintenance, telecommunications, procurement and other shared services.
Former Parent Provided Benefits—these costs include group medical, dental, and vision insurance, 401(k) savings plan, pension and post retirement benefits, incentive compensation, and other benefits. These costs are typically allocated to AdvanceMed on specific identification of the benefits provided to AdvanceMed employees participating in these plans.
Management believes that the methods of allocating these costs are reasonable, consistent with past practices, and in conformity with the Federal Acquisition Regulations. These costs may not be indicative of the costs AdvanceMed would incur to obtain these same services as a separate stand-alone entity.
Fiscal year 2011 allocated corporate costs and other costs totaled $19,789,544 and are included in AdvanceMed’s cost of sales within the statement of operations.
Unallocated Corporate Costs and Other Costs
Unallocated corporate and other costs include the portion of corporate home office expenses not considered allowable or allocable under applicable Cost Accounting Standards (“CAS”) or the Federal Acquisition Regulations and therefore are expensed as incurred and not allocated to AdvanceMed’s contracts. Also included is the net pension and postretirement benefits adjustment, which reflects the difference between pension expense determined in accordance with U.S. GAAP and the allocable pension expense determined in accordance with CAS. Total fiscal year 2011 unallocated corporate and other costs totaled $330,293, and are included in AdvanceMed’s other general and administrative expenses within the statement of operations.

Note 4 — Cash Management Services Provided by CSC
CSC utilizes a central cash management system in which AdvanceMed participates. AdvanceMed’s cash receipts are swept daily into a CSC concentration account and CSC provides funding for working capital and capital expenditures of AdvanceMed in the form of intercompany contributions having no formal repayment terms or interest requirements. As such, all intercompany activity is reflected as a capital contribution in the statement of former parent’s equity. As a result of the centralized cash management system, the financial statements exclude cash and cash equivalents.
Note 5 — Receivables
Receivables consist of billed and unbilled amounts as follows:

Billed and Billable Receivables	$14,110,931
Unbilled Receivables	3,262,292

Total Accounts Receivable	17,373,223
Less: Allowance for Doubtful Accounts	244,998

Total Accounts Receivable, Net	$17,128,225

Unbilled recoverable amounts under contracts in progress generally become billable upon completion of a specified contract, negotiation of contract modifications, completion of government audit activities, achievement of project milestones or acceptance by the customer. Billed and Billable Receivables include $6,736,220 of unbilled receivables that were billable as of year-end but where invoices were not issued until after the end of the period.
The allowance for doubtful accounts mainly represents estimates of indirect costs which may not be successfully negotiated and collected. Indirect costs for the years subsequent to April 2001 have yet to be closed out with the U.S. Government.
Note 6 — Property and Equipment
The following table details property and equipment:

Computer Equipment	$3,780,975
Furniture and Equipment	1,224,387
Leasehold Improvements	1,766,397
Construction in Progress	529,078
Software	364,999

Total Property & Equipment	$7,665,836
Less: Accumulated Depreciation and Amortization	1,619,879

Net Property and Equipment	$6,045,957

Depreciation expense for the fiscal year ended April 1, 2011 was $1,094,019.
Note 7 — Accrued Expenses
Other accrued expenses consist of the following:

Accrued Subcontract Costs	$1,068,646
Accrued Bonus (including retention bonuses)	727,428
Current Pension/OPEB	115,078
Other	688,345

Total Accrued Expenses	$2,599,497

Note 8 — Retention Bonuses
In March of 2011, certain key employees earned retention bonuses totaling $680,025 to incentivize them to remain in employment through the closing date of the AdvanceMed sale (see Subsequent Events footnote). These retention bonuses were fully accrued as of April 1, 2011 (these bonuses were paid on April 20, 2011) and are included within the total cost of sales.

Note 9 — Leases
AdvanceMed leases office space and equipment under operating leases that expire on various dates through January 2016. Several of the leases contain escalation clauses ranging from 2.0% to 3.0% per year, which are reflected in the amounts below. Below is a summary of AdvanceMed’s future lease commitments.

Year
2012	$1,751,951
2013	1,499,666
2014	1,190,909
2015	904,436
2016	283,012
2017 and Thereafter	0

Total Minimum Lease Payments	$5,629,974

Note 10 — Litigation
AdvanceMed is subject to investigations, audits and reviews relating to compliance with various laws and regulations with respect to its role as a contractor to agencies and departments of the U.S. Government. Such matters can lead to criminal, civil or administrative proceedings and AdvanceMed could be faced with penalties, fines, repayments or compensatory damages. Adverse findings could also have a material adverse effect on AdvanceMed because of its reliance on government contracts. AdvanceMed is subject to periodic audits by state and local governments for taxes other than income taxes. AdvanceMed is also involved in various claims and lawsuits arising in the normal conduct of its business, including but not limited to various employment litigation matters and charges before administrative agencies. Although AdvanceMed can give no assurance, based upon its evaluation and taking into account the advice of legal counsel, AdvanceMed does not believe that the outcome of any such matter would likely have a material adverse effect on AdvanceMed’s consolidated financial position, results of operations, or cash flows.
Note 11 — Pension and Other Benefit Plans
Pension Plans
AdvanceMed utilizes actuarial methods required by ASC 715 to recognize the expense for pension and other postretirement benefit plans. Inherent in the application of these actuarial methods are key assumptions, including, but not limited to, discount rates and expected long-term rates of return on plan assets. Changes in the related pension and other postretirement benefit costs may occur in the future, due to changes in the underlying assumptions.
The following tables provide reconciliations of the changes in the plans’ projected benefit obligations and assets, and a statement of their funded status.

	Pension	OPEB
Reconciliation of Projected Benefit Obligation
Projected Benefit Obligation at the Beginning of the Year	$5,319,078	$64,226
Interest Cost	326,951	3,910
Actuarial (Gain) or Loss	156,570	2,557
Benefits Paid	(34,781)	0
Change in Plan Provisions	0	(27,948)

Projected Benefit Obligation at the End of the Year	$5,767,818	$42,745

Note 11 — Pension and Other Benefit Plans (continued)

	Pension	OPEB
Reconciliation of Plan Assets
Fair Value of Plan Assets at the Beginning of the Year	$4,501,351	$26,963
Actual Return on Plan Assets	469,879	3,268
Employer Contributions	95,207	2,873
Benefits Paid	(34,781)	0

Fair Value of Assets at the End of the Year	5,031,656	33,104

Funded Status at the End of the Year	$(736,162)	$(9,641)

The following table provides the amounts recorded in AdvanceMed’s balance sheet.

	Pension	OPEB

Current Liabilities	$112,839	$2,239
Non-Current Liabilities	623,323	7,402

Total Liability	$736,162	$9,641

The accumulated pension benefit obligation as of April 1, 2011 was $5,767,818.
The following is a summary of amounts in accumulated other comprehensive loss, before tax effects, as of April 1, 2011 that have not been recognized in the statements of operations as components of net periodic pension cost, included in cost of services and other general and administrative expenses.

	Pension	OPEB
Amounts Recognized in Accumulated Other Comprehensive Loss
Prior Service Cost/(Credit)	$0	$(27,538)
Net Actuarial Loss/(Gain)	1,382,683	27,706

Total	$1,382,683	$168

The following table summarizes the assumptions used in the determination of the Company’s defined benefit plans’ benefit obligations as of April 1, 2011.

	Pension	OPEB
Assumptions at the End of the Year
Discount Rate	5.75%	5.05%
Rate of Compensation Increase	N/A	N/A
The assumed healthcare cost trend rate used in measuring the expected benefit obligation for postretirement benefit plan was 9.0% for fiscal year 2011, declining to 5.0% for 2018 and subsequent years. The assumed healthcare cost trend rate has a significant effect on the amounts reported for the postretirement benefit plan. A 1.0% change in the assumed healthcare cost trend rate would have had the following effect:

	One Percentage Point (1.0%)
	Increase	Decrease
Effect on accumulated postretirement benefit obligation as of April 1, 2011	$626	$397
Effect on net periodic postretirement benefit cost for fiscal 2011	$2,366	$2,016

Note 11 — Pension and Other Benefit Plans (continued)
The net periodic pension cost included the following components:

	Pension	OPEB
Interest Cost	$326,951	$3,910
(Expected Return on Plan Assets)	(342,181)	(2,489)
Amortization of Transition Obligation/(Asset)	0	346
Amortization of Net (Gain) or Loss	35,669	14,032

Net Periodic Benefit Cost:	$20,439	$15,799

For the defined benefit pension plan, the amounts that will be amortized from accumulated other comprehensive income into net periodic pension cost over the next fiscal year are: estimated net transitional obligation $0; prior service cost $0; and actuarial loss $44,951.
For other postretirement benefit plans, the amounts that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year are: estimated net transitional obligation $0; prior service cost ($27,538); and actuarial loss $16,857.
The assumptions used to determine net periodic benefit cost were:

	Pension	OPEB
Discount Rate	6.20%	6.20%
Expected Long-term Return on Plan Assets	8.25%	8.25%
Rates of Increase in Compensation	n/a	n/a
Information about the expected cash flows for pension plans as of April 1, 2011 is as follows:

	Pension	OPEB
Contributions for the FY 2012 (expected)	$101,844	$0
Estimated Future Benefit Payments Reflecting Expected Future Service:
Fiscal Year Ending 2012	$112,839	$2,239
Fiscal Year Ending 2013	142,903	3,141
Fiscal Year Ending 2014	191,126	4,222
Fiscal Year Ending 2015	211,006	4,413
Fiscal Year Ending 2016	233,712	4,265
Fiscal Years Ending 2017 to 2021	1,603,562	18,805
Retirement Plan Asset Strategy
Computer Science Corporation’s investment goals and risk management strategy for plan assets takes into account a number of factors, including the time horizon of the pension plans’ obligations. Plan assets are invested in various asset classes that are expected to produce a sufficient level of diversification and a reasonable amount of investment return over the long term. Sufficient liquidity is maintained to meet benefit obligations as they become due. Third party investment managers are employed to invest assets in both passively indexed and actively managed strategies. Equities are primarily invested broadly in U.S. and non-U.S. companies across market capitalizations and industries. Fixed income securities are invested broadly, primarily in corporate credit, U.S. Agency mortgages and U.S. Treasuries.
Risks include, but are not limited to, decreases in public equity prices, decreases in yields on high-quality corporate bonds that form the basis of our discount rates, longevity risks and inflation risks. These risks, among others, could cause the plans’ funded status to deteriorate, increasing reliance on company contributions. Derivatives are permitted, although their use is limited. They are primarily used in the fixed income portfolios for duration and interest rate risk management and equity portfolios to gain market exposure. For the pension trust, an allocation range by asset class is developed. The allocation had a significant.

Note 11 — Pension and Other Benefit Plans (continued)
weighting to equity investments in part due to the relatively long duration of the plans’ obligations. Asset allocations are monitored closely and investment reviews are conducted regularly.
Retirement Plan Asset Valuation Techniques
Money Market Funds are primarily short-term money market commingled funds that are categorized as Level 2. They are valued at cost plus accrued interest which approximates fair value.
Equity Funds and Debt Funds are categorized as Level 2. They are valued by an independent trustee that uses third-party pricing services. These services use, for example, model-based pricing methods that use observable market data as inputs. Broker dealer bids or quotes of securities with similar characteristics may also be used.
The fair value of our pension plan assets and postretirement benefit plans as of April 1, 2011, is as follows:

Fair value of pension plan assets	$5,031,656
Fair value of other postretirement benefit plan assets	33,104

Total fair value of retirement plan assets as of April 1, 2011	$5,064,760

All plan assets are considered Level 2 within the fair value hierarchy. The fair value of plan assets broken out by asset category as of April 1, 2011 is as follows:

Money Market Funds	$100,028	2%
Equity Funds	3,586,145	71%
Debt Funds	1,378,587	27%

Total fair value of retirement plan assets as of April 1, 2011	$5,064,760	100%

Return on Assets
Computer Sciences Corporation uses a “building block” approach to compute the expected long-term rate of return using major asset classes such as equities and bonds. Starting with long run projected bond yields, an equity risk premium is added to estimate the equity long-term rate of return. Consideration is also given to the extent active management is employed in each asset class. A single expected long-term rate of return on plan assets is then calculated by weighting each asset class. Historical returns and peer data were also reviewed for reasonableness.
Retirement Plan Discount Rate
The discount rate assumption is prepared using a two-step process. The first step discounts the stream of expected annual benefit payments using high-quality corporate bond yields. In step two, the sum of each year’s discounted benefit payments is used to determine a single equivalent discount rate. More specifically, the discount rate was determined by discounting each future year’s expected benefit payments (excluding future service) by a corresponding rate in two nationally recognized independent third-party yield curves, going out 75 years into the future (after year 30, future discount rates were derived using the year 30 rates.) The discounting of future benefit payments resulted in an equivalent present value as if all future benefits were discounted at the single rate (average of two).
Medicare Prescription Drug, Improvement and Modernization Act of 2003
The effect of the Medicare prescription drug subsidy from the Medicare Prescription Drug, Improvement and Modernization Act of 2003 to reduce AdvanceMed’s net periodic postretirement benefit cost and accumulated postretirement benefit obligation for fiscal year 2011 was not material.
Note 12 — Contingencies
Payments to AdvanceMed on Federal Government contracts are subject to adjustment upon audit by various agencies of the Federal Government. Audits of costs and the related payments have been performed by the various agencies through fiscal year 2001 for AdvanceMed. In the opinion of management, the final determination of costs and related payments for unaudited years will not have a material effect on AdvanceMed’s financial position, results of operations, or liquidity.

Note 13 — Income Taxes
Significant components of the provision for income taxes for FY11 are as follows:

Current
Federal	$631,498
State	168,842

Total Current Provision	800,340

Deferred
Federal	102,502
State	26,786

Total Deferred Provision	129,288

Total Income Tax Provision	$929,628

The differences between the expense from income taxes at the statutory U.S. federal income tax rate of 34% and those reported in the Statements of Operations are as follows:

Federal Income tax at statutory rates	34.00%
State income taxes, net of federal benefit	5.52%
Other	0.20%

Effective Tax Rate	39.72%

Other differences are primarily driven by the domestic manufacturing deduction and nondeductible lobbying costs. Deferred income taxes arise from temporary differences in the recognition of income and expenses for income tax purposes and were computed using the liability method reflecting the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Components of AdvanceMed’s deferred tax assets and liabilities are as follows:

Deferred Tax Assets
Current
Accrued Vacation and Compensation	$548,027
Allowance for Doubtful Accounts	96,490
Other	122,569

Subtotal Current Deferred Tax Assets	767,086

Non-Current
Deferred Rent	156,884
Pension & OPEB	293,739

Subtotal Non-Current Deferred Tax Assets	450,623

Total Gross Deferred Tax Assets	1,217,709

Less: Valuation Allowance	—
Total Deferred Tax Assets	$1,217,709

Deferred Tax Liabilities
Current
Unbilled Receivables	$(1,284,873)
Prepaid Insurance	(22,187)

Subtotal Current Deferred Tax Liabilities	(1,307,060)

Non-Current
Property & Equipment	(1,104,609)
Intangible Assets	(51,840)

Subtotal Non-Current Deferred Tax Liabilities	(1,156,449)

Total Deferred Tax Liabilities	$(2,463,509)

Net Deferred Tax Liabilities	$(1,245,800)

Note 13 — Income Taxes (continued)
Although realization is not assured, management believes it is more likely than not that all deferred tax assets will be realized.
The Company’s analysis of uncertain tax positions determined that the Company had no significant uncertain tax positions as of April 1, 2011. The Company does not anticipate any material changes in this position in the next 12 months.
The Company is subject to income taxes in the U.S. and various state jurisdictions. Tax statutes and regulations within each jurisdiction are subject to interpretation and require significant judgment to apply. Tax years related to U.S. Federal and various state jurisdictions remain subject to examination for tax period ended on or after April 2005.
Note 14 — Fair Value Measurements
Fair value is the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between marketplace participants. Various valuation approaches can be used to determine fair value, each requiring different valuation inputs. The following hierarchy classifies the inputs used to determine fair value into three levels:
•	Level 1 — Quoted prices for identical instruments in active markets
•
Level 2 — Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets

•	Level 3 — Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable
AdvanceMed’s financial instruments include primarily trade receivables and vendor payables. As of April 1, 2011, the carrying value of all financial instruments approximated their fair value. See Note 11 for a discussion of the fair value measurements relevant to the defined benefit plans.
AdvanceMed’s nonfinancial assets and liabilities, which are measured at fair value on a nonrecurring basis, include goodwill, intangible assets and other long-lived assets. These assets and liabilities are initially measured at fair value in a business combination and subsequently measured if there is an indication of impairment. There were not any re-measurements of nonfinancial assets or liabilities at fair value during fiscal year 2011.
Note 15 — Subsequent Event
On April 1, 2011, NCI, Inc. completed its purchase of 100% of the stock of AdvanceMed. Under the terms of the purchase agreement, NCI acquired AdvanceMed for $62.0 million in cash, subject to certain adjustments.